Exhibit 99.1

B&G Foods Announces Strategic Partnership with DSC Logistics

— DSC Logistics to Provide Logistics Services for B&G Foods’ Distribution Centers —

PARSIPPANY, N.J., May 29, 2015 — B&G Foods, Inc. (NYSE: BGS) announced today that it has entered into a five-year logistics services agreement with DSC Logistics, a leading logistics and supply chain management company.  Pursuant to the agreement, DSC will provide all warehousing and distribution management services at B&G Foods’ three primary distribution centers after the distribution centers are transitioned over the next three to nine months.

Robert C. Cantwell, President and Chief Executive Officer of B&G Foods, stated, “We are excited to partner with DSC Logistics.  DSC’s capabilities and experience providing logistics services in the food industry make them an excellent choice to help us improve customer service and ensure that our warehousing and distribution systems are well-equipped to support our acquisition strategy and expected future growth.  In addition, we expect to begin realizing cost benefits from this arrangement during the second half of 2016.”

“B&G Foods has awarded DSC Logistics the logistics management of its distribution centers because of DSC’s track record of excellent service, our collaborative approach and B&G Foods’ confidence in our ability to execute,” remarked Ann Drake, Chief Executive Officer of DSC Logistics.  “We look forward to working with B&G Foods, and are committed to helping B&G Foods achieve its business goals and future growth objectives.”

About DSC Logistics, Inc.

DSC Logistics is a leader in transforming logistics and supply chain management into a critical business strategy based on collaborative partnerships, innovative thinking, and high-performance operations.  DSC achieves the business goals of Fortune 500 and other dynamic companies by designing, integrating, managing and adapting customized supply chain solutions. As a Lead Logistics Partner (LLP) and third-party logistics (3PL) provider, DSC delivers value by reducing total system costs, optimizing business processes, facilitating growth and change, and maximizing the potential of the supply chain. In today’s environment, filled with rapid and unpredictable change, DSC helps customers achieve their goals by being ready for anything! For more information: www.dsclogistics.com.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, branded shelf-stable foods across the United States, Canada and Puerto Rico. Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Baker’s Joy, Bear Creek Country Kitchens, Brer Rabbit, Canoleo, Cary’s, Cream of Rice, Cream of Wheat, Devonsheer, Don Pepino, Emeril’s, Grandma’s Molasses, JJ Flats, Joan of Arc, Las Palmas, MacDonald’s, Maple Grove Farms, Molly McButter, Mrs. Dash, New York Flatbreads, New York Style, Old London, Original Tings, Ortega, Pirate’s Booty, Polaner, Red Devil, Regina, Rickland Orchards, Sa-són, Sclafani, Smart Puffs, Spring Tree, Sugar Twin, Trappey’s, TrueNorth, Underwood, Vermont Maid and Wright’s. B&G Foods also sells and distributes Static Guard, a household product brand.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include without limitation statements related to B&G Foods’ expectations regarding the timing of the transition of logistics services at the three distribution centers from B&G Foods to DSC, cost benefits and the timing thereof, improved customer service, and the ability of such warehousing and distribution services to support B&G Foods’ acquisition strategy and expected future growth.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports, if any, on Forms 10-Q and 8-K.  Investors are cautioned not to place undue reliance on any such forward looking statements, which speak only as of the date they are made.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. Matt Lindberg 203-682-8214